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                         UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                             FORM 8-K


                         CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


      Date of report (Date of earliest event reported) April 14, 2003

          FIRST CANADIAN AMERICAN HOLDING CORPORATION
                        (FORMERLY ADATOM.COM INC.)
     (Exact name of registrant as specified in its charter)


 ONTARIO                             000-22967               43-17719999
(State or other jurisdiction
of incorporation)            (Commission File Number)   (IRS Employer
                                                       Identification No.)


             6021 YONGE STREET, SUITE 212, TORONTO, ONTARIO M2M3W2
            (Address of principal executive offices)

      Registrants telephone number, including area code 416-918-2209


ITEM 1:   Changes in Control of Registrant:

None

ITEM 2:   Acquisition or Disposition of Assets:

The Company spun-off 100% of the common and preferred shares of its wholly owned subsidiaries listed below to the shareholders of the Company on the basis of 1 common share of each subsidiary for every 1000 common shares held by the shareholders of the Registrant

Preferred shares are to be distributed on the basis of 1 preferred share for every 1000 common shares held by the shareholders of the Registrant.

The record date for the spin-off of shares of these subsidiaries is April 21, 2003.

The Registrant has requested CUSIP numbers to be assigned to these spun off subsidiaries.

The Company has set as the distribution date, May 1, 2003. The Company anticipates that NASDAQ will set an ex-dividend date for this matter.

No assurances can be made that the spun-off corporations will emerge as successful companies.

At the record date of spin-off, each subsidiary had approximately 83,000 common shares outstanding and 83,000 preferred shares.

The Company spun-off 100% of the common and preferred shares of its wholly owned subsidiaries listed below to the shareholders of the Company on the basis of 1 common share of each subsidiary for every 1,000 common shares held by the shareholders of the Registrant and 1 preferred share of each company listed below having preferred shares authorized, for every 1000 common shares held by the shareholders of the Registrant:

FIRST CANADIAN AMERICAN TRUST COMPANY LTD.
Ontario Corp. Unlimited common and preferred shares, no par

This company is involved in the high risk loan business.

NEW WAVE WINDMILLS INC. Ontario Corp. Unlimited common and preferred shares, no par

This company is involved with power derived from windmills.

GOODIES GALORE PACKAGING INC. Ontario Corp. Unlimited common and preferred shares, no par

This company plans to take boxed candies and other confectionary products and repackage them into smaller sizes for resale at mass merchandizing retail outlets.


FOSSIL GRAPHICS INC. Ontario Corp. Unlimited common and preferred shares, no par

This company plans to take CD's and DVD's and produce masters, which are used by a CD duplicating company to make the 1000's of copies that are sold, so that they will be able to master music CD's, software CD's, movie DVD's, etc.



FIRST CANDIAN AMERICAN FINANCIAL INC. Ontario Corp. Unlimited common and preferred shares, no par

This company is in the sub-par loaning business, it will loan out money to people that can't get loans from the bank, but they have a car that has nothing owing on it and the company will take it as collateral and give the borrower 50% of the value of the car.


XCELARATOR STUDIOS INC. Ontario Corp. Unlimited common and preferred shares, no par value.

This company is involved in the development of interactive video gaming market for games consoles such as Playstation 2, Xbox and Gamecube.


ITEM 3:   Legal Proceedings  Bankruptcy or Receivership:

         None.

ITEM 4:   Changes in Registrant's Certifying Accountant:

         None

ITEM 5:   Other Events:

        None

ITEM 6:   Registrant's Directors and Officers:

The Company's current officers and directors are:

Sandy Winick, President/Director
Sandy Winick, Secretary/Director

ITEM 7:   Market for the Registrants Common Equity and Related Shareholder
Matters:

         Shares of the Registrant trade on the OTC - PK under the symbol FCAHF. Note:

         The Company has not declared any cash dividends on its common stock.

  FORWARD-LOOKING STATEMENTS

  Certain statements under this Item and elsewhere in this Form 8-K and in the exhibits to this Form 8-K are not historical facts but constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to: statements relating to potential growth or to potential increases in revenues and net income through previous, potential or possible mergers; acquisitions;
  license agreements; share exchanges; and joint ventures. These statements often can be identified by the use of terms such as "may", "will", "expect", "anticipate", "estimate", "should", "could", "plans", "believes", "potential", or "continuing", or the negative of these terms. Such forward-looking statements speak only as of the date made and may involve both known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the registrant to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Although the registrant believes that the expectations reflected in such forward-looking statements are reasonable, the registrant cannot guarantee future results, levels of activity, performance, achievements or events. Moreover, neither the registrant nor any other person assumes responsibility for the accuracy or completeness of such statements. The registrant disclaims any responsibility to revise any forward-looking statements to reflect events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

                                SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     FIRST CANADIAN AMERICAN
                                        HOLDING CORPORATION


  Date:                            April 14, 2003
  By:  /S/ Sandy Winick
           Sandy Winick           President and Secretary